Exhibit 10.15

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of January 03, 2019 (the “Effective Date”) between Spaceflight Industries, Inc., a Delaware corporation (the “Company”) and Brian O’Toole (“Executive”) (collectively referred to as the “Parties” or each individually referred to as a “Party”).

R E C I T A L S

WHEREAS, the Company desires to employ Executive as its President (which employment is intended to include assignment of duties as the Chief Executive Officer of the Company’s subsidiary BlackSky Global, LLC, a Delaware limited liability company (“BlackSky”)), and to enter into an agreement embodying the terms of such employment; and

WHEREAS, Executive desires to accept such employment and enter into such an agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1. Duties and Scope of Employment.

(a) Positions and Duties. As of the Effective Date, Executive will serve as President of the Company. In this role, Executive will also be assigned duties as the Chief Executive Officer of BlackSky. The salary, benefits, and other compensation provided to Executive hereunder are intended to compensate Executive for all work performed for the Company and at the Company’s direction, whether for the Company, BlackSky, or any of the Company’s other subsidiaries. Executive will render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company and BlackSky, or otherwise, as shall reasonably and lawfully be assigned to Executive by the Company’s Chief Executive Officer, or, at any time the Company’s Chief Executive Role is unfilled, by the Company’s Board of Directors (the “Board”) and, as such, from and after the date hereof, Executive shall report directly to and shall be subject to the direction of the Company’s Chief Executive Officer or the Board, as applicable. Such duties as the Company’s President may include, but not be limited to, strategic activities such as fundraising, partnership coordination, mergers and acquisitions, and certain executive searches. Executive’s duties as BlackSky’s Chief Executive Officer may include, but not be limited to, operational activities, including, without limitation, activities related to strategy, budget, and personnel. In performing Executive’s duties hereunder, Executive shall be available for reasonable travel as the needs of the business require. The period of Executive’s at-will employment under the terms of this Agreement is referred to herein as the “Employment Term.”

(b) Board Position. Commencing on December 13, 2018 and thereafter during the Employment Term, Executive will serve as a member of the Board, subject to any Board and Company shareholder approvals. Executive agrees to resign from all Board positions and all officer positions with the Company, BlackSky, or any other subsidiary of the Company, upon termination of Executive’s employment with the Company.

(c) Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company, including services to BlackSky or any other subsidiary, provided that Executive shall be permitted to (i) continue to participate as a member of the Board of Directors of the Catholic Leadership Institute and (ii) serve on the board of directors of not-for-profit or tax-exempt charitable organizations; provided, however, that with respect to each of the foregoing, such outside activities shall be subject to the Board’s ongoing approval, compliance with this Agreement and the Confidentiality Agreement, and Executive’s agreement and representation that such activities do not and will not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written approval of the Board.

2. At-Will Employment. The parties agree that Executive’s employment with the Company will continue to be “at-will” employment and, as such, may be terminated at any time with or without cause, for any reason or no reason. Executive further understands and agrees that, as before, neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company.

3. Compensation.

(a) Base Salary. During the Employment Term, the Company will pay Executive as compensation for Executive’s services a base salary at a rate of $375,000 per year, as may be modified from time to time at the discretion of the Board or a duly constituted committee of the Board (the “Base Salary”). The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices (subject to required withholdings). Any modification in Base Salary (together with the then existing Base Salary) shall serve as the “Base Salary” for future employment under this Agreement. The first and last payment will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

(b) 2018 Bonus. For calendar year 2018, Executive shall be eligible to receive a bonus equal to 50% of Executive’s Base Salary (the “2018 Bonus”). The 2018 Bonus will be deemed earned only to the extent Executive remains employed in good standing with the Company through December 31, 2018, and shall be paid at the time and manner in which bonuses are normally paid to employees at Executive’s level. In no event will payment of the 2018 Bonus be made later than March 15, 2019. No “prorated” or partial bonus will be provided in the event of Executive’s separation from employment on or prior to December 31, 2018.

(c) Annual Bonus. Beginning in calendar year 2019, and for each calendar year thereafter during the Employment Term, Executive shall be eligible for an annual bonus, as described in and subject to the terms of this Section 3(c), based upon the achievement of certain Company and individual goals as determined by the Company in its discretion after consultation with Executive (the “Annual Bonus”). Such Company and individual goals will be communicated to Executive within 90 days following the beginning of the applicable calendar year. The Board will determine in its reasonable discretion whether the performance objectives for any Annual Bonus have been achieved. In connection with the Annual Bonus, subject to the corresponding performance levels being achieved, the Executive shall be eligible for an annual target bonus of 50% of the Executive’s then-applicable Base Salary (the “Target Bonus”) with an annual maximum bonus equal to 100% of the Target Bonus.

Any such Annual Bonus will be determined and, to the extent earned, paid on an annual basis, at the time and manner in which such bonuses are normally paid to employees at Executive’s level, but in no event will such payment be made later than March 15 of the year following the year such Annual Bonus was earned. Receipt of any Annual Bonus is contingent upon Executive’s continued employment with the Company through the date the Annual Bonus is earned and any Annual Bonus for a calendar year will not be considered earned if Executive’s employment terminates on or before December 31 of the corresponding calendar year. No “prorated” or partial bonus will be provided in the event of Executive’s earlier separation from employment.

(d) Retention Bonus. Subject to the terms of this Agreement, the Company agrees to pay the Executive $476,500, subject to required withholdings (the “Retention Bonus”). Fifty percent (50%) of the Retention Bonus will be deemed earned and paid to Executive on June 1, 2019, and the remaining fifty percent (50%) of the Retention Bonus will be deemed earned and paid to Executive on June 1, 2020, in each case subject to Executive’s continuing employment in good standing with the Company as of each applicable date, except as provided below.

(e) Equity. It will be recommended to the Board that, prior to December 31, 2018, the Board approve a reduction to the per share exercise price of Executive’s current incentive stock option granted on March 28, 2018 for 1,336,699 shares of the Company’s common stock (the “Current Option”) to be equal to the fair market value per share on the date of the Board’s approval of such reduction (and provided that no adjustment will be made in the event that the fair market value per share of Company common stock on such date of Board determination is greater than the per share exercise price of the Current Option). The determination of fair market value shall be made in a manner which complies with Section 409A of the Internal Revenue Code. Executive acknowledges and agrees that upon the modification to the Current Option’s exercise price, the Current Option will be treated as granted on the date of modification for purposes of calculating the incentive stock option holding periods that must be met in order for the Current Option to be eligible for the favorable tax treatment available to incentive stock options. In addition, it will be recommended to the Board that it grant Executive a stock option to purchase 2,628,266 shares of the Company’s common stock (the “Option”). The exercise price per share for the Option will be the fair market value of an underlying share of the Company’s common stock on the date of grant, as determined by the Board in a manner intended to comply with Section 409A of the Code (as defined below). The vesting schedule of the Option will be as follows, and the vesting schedule of the Current Option shall be modified to reflect as follows: (i) 919,893 of the shares subject to the Option shall be fully vested as of the date of grant of the Option; and (ii) the remaining 1,708,373 shares shall be scheduled to vest monthly, commencing as of November 2, 2017, and continuing over the next thirty-six (36) months in equal monthly amounts subject to Executive’s continuing employment with the Company. The Option shall be subject to the terms, definitions and conditions, including vesting requirements, of the Company’s 2014 Equity Incentive Plan (the “Equity Plan”) and a stock option agreement between Executive and the Company (the “Option Agreement”), both of which are incorporated herein by reference. No right to any stock is earned or accrued until such time that vesting occurs, nor does the grant confer any right to continue vesting or employment.

(f) Management Carveout Plan. The Company agrees to consider in good faith and work with management to develop a management carveout plan within a reasonable period of time, generally in accordance with the terms outlined in the email exchange among Executive and the members of the Compensation Committee of the Company’s Board of Directors commenced by Executive on November 2, 2018.

4. Employee Benefits. During the Employment Term, Executive will be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to similarly-situated senior executives of the Company, subject to the terms and conditions of the applicable policies and plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Business Expenses. During the Employment Term, the Company will reimburse Executive for reasonable business travel, entertainment or other business expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. Except as expressly provided otherwise herein, no reimbursement payable to the Executive pursuant to any provision of this Agreement or pursuant to any plan or arrangement of the Company shall be paid later than the last day of the calendar year following the calendar year in which the related expense was incurred, and no such reimbursement during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations and any formal guidance issued thereunder (“Section 409A”).

6. Termination on Death or Disability.

(a) Effectiveness. Executive’s employment will terminate automatically upon Executive’s death or, upon fourteen (14) days prior written notice from the Company, in the event of Disability.

(b) Effect of Termination. Upon any termination for death or Disability, Executive shall be entitled to: (i) Executive’s Base Salary through the effective date of termination; (ii) the right to continue health care benefits under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and Executive’s eligible dependents, at Executive’s cost, to the extent required and available by law; (iii) reimbursement of expenses for which Executive is entitled to be reimbursed pursuant to Section 5 above, but for which Executive has not yet been reimbursed; (iv) any unpaid 2018 Bonus or Annual Bonus earned in the calendar year prior to the calendar year in which such termination occurs, payable at the time such 2018 Bonus or Annual Bonus would have otherwise been paid; and (v) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

7. Involuntary Termination for Cause; Resignation.

(a) Effectiveness. Notwithstanding any other provision of this Agreement, the Company may terminate Executive’s employment at any time for Cause or Executive may resign from Executive’s employment with the Company at any time without Good Reason. Termination for Cause, or Executive’s resignation (without Good Reason, as defined below), shall be effective on the date either Party gives notice to the other Party of such termination or resignation under this Agreement, unless otherwise agreed by the Parties. A resignation that is accelerated by the Company shall continue to be construed as a resignation under this Agreement.

(b) Effect of Termination. In the case of the Company’s termination of Executive’s employment for Cause, or Executive’s resignation without Good Reason, Executive shall be entitled to receive: (i) Executive’s Base Salary through the effective date of the termination or resignation, as applicable; (ii) reimbursement of all business expenses for which Executive is entitled to be reimbursed pursuant to Section 5 above, but for which Executive has not yet been reimbursed; (iii) the right to continue health care benefits under COBRA for Executive and Executive’s eligible dependents, at Executive’s cost, to the extent required and available by law; (iv) any unpaid 2018 Bonus or Annual Bonus earned in the calendar year prior to the calendar year in which such termination occurs, payable at the time such 2018 Bonus or Annual Bonus would have otherwise been paid; and (v) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

8. Involuntary Termination Without Cause; Resignation for Good Reason.

(a) Effect of Termination. The Company shall also be entitled to terminate Executive without Cause at any time, and Executive shall be entitled to resign from employment with the Company for Good Reason, subject to the following:

(i) If, outside of the Change in Control Period (as defined below), Executive’s employment is involuntarily terminated by the Company without Cause (excluding any termination due to death or Disability) or Executive resigns for Good Reason (as defined below), then, subject to the limitations of Sections 10 and 11 below, Executive shall be entitled to receive: (A) Executive’s Base Salary through the date of termination; (B) continuing severance pay at a rate equal to one-hundred percent (100%) of Executive’s monthly Base Salary, as then in effect (less applicable withholdings), for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll practices; (C) a lump sum cash amount equal to any unpaid portion of the Retention Bonus Executive otherwise would have received had Executive remained employed with the Company through June 1, 2020, less applicable withholdings; (D) subject to Section 8(c) below, if Executive elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, reimbursement for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (1) the maximum period of COBRA eligibility under the law, but not to exceed six (6) months from Executive’s date of termination from employment with the Company, or (2) the date upon which Executive and/or Executive’s eligible dependents become covered under similar plans; (E) if the termination or resignation occurs (x) in calendar year 2018, 100% of the 2018 Bonus amount, or (y) after calendar year 2018, an amount equal to Executive’s then-applicable Target Bonus opportunity, prorated based on a fraction equal to the number of days that Executive remained employed with the Company during the year in which the termination or resignation occurs, divided by 365; (F) reimbursement of all expenses for which Executive is entitled to be reimbursed pursuant to Section 5 above, but for which Executive has not yet been reimbursed; and (G) no other severance or benefits of any kind, unless required by law or pursuant to any written Company plans or policies, as then in effect.

(ii) If, during the period beginning on and ending twelve (12) months after a Change in Control (the “Change in Control Period”), Executive’s employment is involuntarily terminated by the Company without Cause (excluding any termination due to death or Disability) or Executive resigns for Good Reason, then, subject to the limitations of Sections 10 and 11 below, Executive shall be entitled to receive: (A) Executive’s Base Salary through the date of termination; (B) continuing severance pay at a rate equal to one-hundred percent (100%) of Executive’s monthly Base Salary, as then in effect (less applicable withholding), for a period of six (6) months from the date of such termination, to be paid in accordance with the Company’s normal payroll practices; (C) accelerated vesting as to One Hundred percent (100%) of the then-unvested portions of all of

Executive’s outstanding equity awards (including, as applicable, but not limited to, the Current Option and the Option); (D) a lump sum cash amount equal to any unpaid portion of the Retention Bonus Executive otherwise would have received had Executive remained employed with the Company through June 1, 2020, less applicable withholdings; (E) if the termination or resignation occurs (x) in calendar year 2018, 100% of the 2018 Bonus amount, or (y) after calendar year 2018, an amount equal to Executive’s then-applicable Target Bonus opportunity, prorated based on a fraction equal to the number of days that Executive remained employed with the Company during the year in which the termination or resignation occurs, divided by 365; (F) subject to Section 8(c) below, if Executive elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, reimbursement for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (1) the maximum period of COBRA eligibility under the law, but not to exceed six (6) months from Executive’s date of termination from employment with the Company, or (2) the date upon which Executive and/or Executive’s eligible dependents become covered under similar plans; (G) reimbursement of all expenses for which Executive is entitled to be reimbursed pursuant to Section 5 above, but for which Executive has not yet been reimbursed; (H) any unpaid 2018 Bonus or Annual Bonus earned in the calendar year prior to the calendar year in which such termination occurs, payable at the time such 2018 Bonus or Annual Bonus would have otherwise been paid; and (I) no other severance or benefits of any kind, unless required by law or pursuant to any written Company plans or policies, as then in effect.

(b) Conditions Precedent. Any severance, equity acceleration, COBRA reimbursements, or other payments or benefits contemplated by Section 8(a) above are conditional on Executive: (i) continuing to comply with the terms of this Agreement and the Confidentiality Agreement (as defined in Section 12(a) below); and (ii) signing and not revoking a separation agreement and release of claims in a form substantially similar to that attached hereto as Exhibit A (the “Separation Agreement”) and provided that such Separation Agreement becomes effective and irrevocable no later than sixty (60) days following the termination date or such earlier date required by the Separation Agreement (such deadline, the “Release Deadline”); provided, however, the Parties agree to modify the Separation Agreement to comply with and be enforceable under applicable laws at the time of execution of the Separation Agreement and to comport with any necessary modifications to the timing and amount of payments and other benefits as set forth in Sections 10 and 11 below. If the Separation Agreement is not signed or is revoked by Executive prior to the Release Deadline, Executive will forfeit any rights to severance or benefits under Section 8(a), or elsewhere in this Agreement. Any severance payments under this Agreement that would not be considered Deferred Compensation Separation Benefits (as defined in Section 10) will be paid on, or, in the case of installments, will not commence until, the first payroll date that occurs on or after the date the Release becomes effective and irrevocable, except that any payment made under clause (E) of Section 8(a)(i) and 8(a)(ii) relating to Executive’s target bonus severance (the “Bonus Severance”) will be paid during the first calendar quarter, but not later than March 15, of the year immediately following the year in which the termination of Executive’s employment occurs (and intended to be paid generally at the same time as bonus payments are made to other participants of the Company’s bonus plan or program under which Executive’s bonus otherwise would have been payable had Executive remained a participant thereunder), but no earlier than the date on which the Separation Agreement becomes effective and irrevocable; and any such installment payments that would have been made to Executive during the period prior to the date the Release becomes effective and irrevocable but for the preceding sentence will be paid to Executive on the first payroll date that occurs on or after the date the Release becomes effective and irrevocable. Any severance payments or other benefits under this Agreement that would be considered Deferred Compensation Separation Benefits will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service (or with respect to any Bonus Severance, paid on March 1 of the year immediately following the year in which Executive’s separation from service occurs), or, if later, such time as required by Section 10. Except as required by Section 10, any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments will be made as provided in this Agreement, unless subject to the six (6)-month payment delay under Section 10. Notwithstanding the foregoing, this Section 8(b) shall not limit Executive’s ability to obtain expense reimbursements under Section 5 or any other compensation or benefits otherwise required by law or in accordance with written Company plans or policies, as then in effect.

(c) The COBRA reimbursements under Section 8(a)(i) or Section 8(a)(ii), as applicable, will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Notwithstanding anything in this Agreement, if the Company determines in its sole discretion that it cannot provide the COBRA reimbursements without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the termination of employment date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to six (6) monthly payments. For the avoidance of doubt, the taxable payments in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.

9. Definitions.

(a) Cause. For purposes of this Agreement, “Cause” shall mean:

(i) Executive’s intentional and material failure to perform Executive’s lawful duties as assigned by the Company and/or BlackSky (other than any such failure resulting from death or Disability);

(ii) Executive’s intentional and material breach of any fiduciary duty to the Company and/or BlackSky;

(iii) Executive’s engagement in dishonesty, misrepresentation, illegal conduct, gross negligence or gross misconduct related to Executive’s employment duties to the Company and/or BlackSky that causes or could reasonably be anticipated to cause material harm to the Company and/or BlackSky;

(iv) Executive’s embezzlement, misappropriation or fraud, whether or not related to Executive’s employment with the Company;

(v) Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony; or Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a misdemeanor involving moral turpitude, if such misdemeanor is work-related, or otherwise impairs Executive’s ability to perform services for the Company or BlackSky or results in reputational or financial harm to the Company, BlackSky, or any of its or their affiliates;

(vi) Executive’s willful unauthorized disclosure of Company Confidential Information or Associated Third Party Confidential Information (both as defined in the Confidentiality Agreement);

(vii) Executive’s material breach of any material obligation under this Agreement, the Confidentiality Agreement, or any other agreement between Executive and the Company or between Executive and BlackSky; or

(viii) the Company’s ceasing to be a direct or indirect parent corporation or affiliate of BlackSky, provided that Executive’s employment is transferred to or Executive otherwise continues as an employee of BlackSky or a successor of BlackSky (where “successor” has the meaning ascribed to such term in Section 14 below).

In the case of Sections 9(a)(i), (ii), (iii), (vi) and (vii) above, for “Cause” to exist, (A) the Company’s Board of Directors must provide written notice of the acts or omissions constituting the grounds of “Cause” to Executive, to the extent then known to the Board of Directors; and (B) Executive must have failed to cure such conduct within 30 days after such notice has been tendered.

(b) Change in Control. For purposes of this Agreement, “Change in Control” shall have the meaning ascribed to such term in the Equity Plan, as amended from time to time.

(c) Disability. For purposes of this Agreement, “Disability” or “Disabled” means that Executive, at the time notice is given, has been unable to substantially perform Executive’s duties under this Agreement for not less than one-hundred and twenty (120) work days within a twelve (12) consecutive month period as a result of Executive’s incapacity due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation.

(d) Good Reason. For purposes of this Agreement, “Good Reason” means Executive’s termination of Executive’s employment in accordance with the next sentence after the occurrence of one or more of the following events without Executive’s consent:

(i) a material reduction of Executive’s material duties, authorities, or responsibilities as in effect immediately prior to such reduction, including a reduction to divisional duties, authorities or responsibilities; provided, however, that continued employment by the Company, or transfer of employment to BlackSky or another entity with substantially the same duties, authorities, or responsibilities with respect to BlackSky’s business and operations will not constitute “Good Reason” (for example, “Good Reason” does not exist if Executive is performing services for BlackSky or a successor with substantially the same duties, authorities, or responsibilities with respect to BlackSky’s business that Executive had immediately prior to a Change in Control regardless of whether Executive’s title is revised to reflect Executive’s placement within the overall corporate hierarchy or whether Executive provides services to a subsidiary, affiliate, business unit or otherwise, and regardless of whether Executive remains employed by the Company as its President (or otherwise)); and provided, further, that Executive’s cessation of employment with the Company but transfer of continued employment with BlackSky with substantially the same duties, authorities or responsibility with respect to BlackSky’s business and operations also will not constitute “Good Reason”; or

(ii) a material change in the geographic location of Executive’s primary work facility or location; provided, that a relocation of less than 30 miles from Executive’s then present work location will not be considered a material change in geographic location; or

(iii) a reduction in Executive’s Base Salary by more than ten percent (10%); provided, however, that a reduction in excess of ten percent (10%) shall not constitute “Good Reason” if it is made in connection with an across-the-board reduction by the Company of all base salaries for similarly situated employees by a percentage at least equal to the percentage by which Executive’s Base Salary is reduced.

In order for Executive’s termination of Executive’s employment to be for Good Reason, Executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), such grounds must not have been cured during such time, and Executive must terminate Executive’s employment within 30 days following the Cure Period.

10. Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. To the extent necessary to comply with Section 409A, any references to termination of employment, employment termination, or similar terms will mean a separation from service within the meaning of Section 409A.

(b) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(c) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Compensation Separation Benefits for purposes of clause (a) above.

(d) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit will not constitute Deferred Compensation Separation Benefits for purposes of clause (a) above. For purposes of this Agreement, “Section 409A Limit” will mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(e) To the extent necessary to comply with Section 409A, with respect to any reimbursement or in-kind benefit plan or arrangement in which Executive participates, (i) the amount eligible for reimbursement or in-kind benefit in one calendar year may not affect the amount eligible for reimbursement or in-kind benefit in any other calendar year, (ii) the right to the applicable reimbursement or benefit is not subject to liquidation or exchange for another benefit or payment, and (iii) to the extent there is any reimbursement of an expense, such reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iv) except as specifically provided herein or in the applicable reimbursement arrangement, in-kind benefits will only be provided, and reimbursements will only be made for expenses incurred, during Executive’s lifetime.

(f) This Agreement is intended to be exempt from or comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted according to such intent. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. In no event will the Company, BlackSky, or any of their respective subsidiaries or affiliates have any liability or obligation to indemnify, reimburse, or hold harmless Executive for any taxes imposed, or other costs incurred, as a result of Section 409A.

11. Limitation on Payments. In the event that the benefits provided for in this Agreement or otherwise payable to Executive (a) constitute “parachute payments” within the meaning of Section 280G of the Code and (b) but for this Section 11 would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s benefits will be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in amounts to be paid must be made, reduction shall occur in the following order: first, reduction of cash payments, which shall occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; second, cancellation of equity awards that were granted “contingent on a change in ownership or control” within the meaning of Section 280G of the Code in the reverse order of date of grant of the awards (that is, the most recently granted equity awards will be cancelled first); third, cancellation of accelerated vesting of equity awards, which shall occur in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and fourth, reduction of employee benefits, which shall occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. In no event shall Executive have any discretion with respect to the ordering of payment reductions. Unless the Company and Executive otherwise agree in writing, any determination required under this Section will be made in writing by a nationally recognized certified professional services firm selected by the Company, the Company’s legal counsel or such other person or entity to which the parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 11. The Company will bear all costs and make all payments for the Firm’s services reasonably required in connection with any calculations contemplated by this Section 11.

12. Company Matters.

(a) Proprietary Information and Inventions. Executive acknowledges and agrees that, as a condition of employment, Executive is required to sign and abide by the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Confidentiality Agreement”), including the arbitration agreement and provisions governing the non-disclosure of confidential information and restrictive covenants contained therein. A copy of the Confidentiality Agreement is attached hereto as Exhibit B.

(b) Ventures. If, during Executive’s employment, Executive is engaged in or associated with planning or implementing of any project, program or venture involving the Company and any third parties, all rights in such project, program or venture shall belong to the Company (or third party, to the extent provided in any agreement between the Company and the third party). Except as approved by the Board in writing, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith other than the salary or other compensation to be paid to Executive as provided in this Agreement.

(c) Notification of New Employer. In the event that Executive leaves the employ of the Company, Executive grants consent to notification by the Company to Executive’s new employer about Executive’s rights and obligations under this Agreement and the Confidentiality Agreement.

13. Arbitration. IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND EXECUTIVE’S RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO EXECUTIVE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION, AS SET FORTH IN THE CONFIDENTIALITY AGREEMENT.

14. Assignment. This Agreement will inure to the benefit of any successor of the Company or of any successor of BlackSky in the event that Executive’s employment is transferred to BlackSky or such successor in connection with such successor taking over the business of BlackSky, and accordingly any such successor of the Company or BlackSky, as applicable, will be deemed substituted for the Company under the terms of this Agreement for such purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company or BlackSky, as applicable. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

15. Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, to the Party to be notified at the address indicated for such Party on the signature page to this Agreement, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Parties hereto. All such notices and other communications shall be deemed given upon personal delivery, three (3) days after the date of mailing.

16. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

17. Integration. This Agreement, together with the Equity Plan, the Current Option agreement, and the Confidentiality Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

18. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

19. Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach

20. Governing Law. This Agreement will be governed by the laws of the Commonwealth of Virginia (with the exception of its conflict of law provisions).

21. Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

22. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

23. Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

24. Construction of Agreement. This Agreement has been negotiated by the respective Parties, and the language shall not be construed for or against either Party.

25. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

26. Attorney’s Fees. Each party shall bear its own attorney’s fees and costs incurred in any action or dispute arising out of this Agreement and/or the employment relationship.

27. Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Company or any of its affiliates, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any of their affiliates pursuant to any such law, government regulation or stock exchange listing requirement), including for any violations of the Confidentiality Agreement, if applicable.

[Remainder of page is intentionally blank; Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

“COMPANY”

SPACEFLIGHT INDUSTRIES, INC.

By:	/s/ Will Porteous

Name:	Will Porteous

Its:	Chairman of the Board

Address:	1505 Westlake Ave N, Suite 600 Seattle, WA 98109

“EXECUTIVE”

BRIAN O’TOOLE, an individual

/s/ Brian O’Toole

Brian O’Toole

Address:	[***]

EXECUTIVE EMPLOYMENT AGREEMENT

SIGNATURE PAGE

EXHIBIT A

(FORM OF SEPARATION AGREEMENT)

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Brian O’Toole (“Employee”) and Spaceflight Industries, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed at-will by the Company pursuant to that certain Executive Employment Agreement between the Parties, dated [•];

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on [•] (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into Stock Option Agreement(s), dated [•], granting Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the applicable Equity Incentive Plan and the respective Stock Option Agreement(s) (collectively the “Stock Agreements”);

WHEREAS, Employee separated from employment with the Company effective [•] (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under Section 6 below, the Company agrees as follows:

a. Separation Payment. The Company agrees to pay Employee a total of [•] Dollars ($[•]), at the rate of [•] Dollars ($[•]) per month, less applicable withholdings, for six (6) months from the first regular payroll date following the Effective Date, in accordance with the Company’s regular payroll practices.

b. COBRA Reimbursement. The Company shall reimburse Employee for the payments Employee makes for COBRA coverage for a period of up to six (6) months, or until Employee has secured health insurance coverage through another employer, whichever occurs first, provided Employee timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating Employee’s payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium, grossed up for income tax purposes, that the Employee would be required to pay to continue the Employee’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this paragraph.

c. General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

2. Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Employee will be considered to have vested only up to the Separation Date. Employee acknowledges that as of the Separation Date, Employee will have vested in [•] options and no more. The exercise of Employee’s vested options and shares shall continue to be governed by the terms and conditions of the Company’s Stock Agreements.

3. Benefits. Employee’s health insurance benefits shall cease on [•], subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; Virginians with Disabilities Act; the Virginia Human Rights Act; the Virginia Equal Pay Act; the Virginia Minimum Wage Act; and the Virginia Wage Payment and Collection Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Section 18, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits.

6. Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7. Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

10. Confidentiality. Subject to Section 21 below governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.

11. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and all restrictive covenants. Employee also agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.

12. No Cooperation. Subject to Section 21 below governing Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13. Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment.

14. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Agreement.

15. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16. Nonsolicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

17. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN FAIRFAX COUNTY, VIRGINIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 18. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE RULES OF SUPREME COURT OF VIRGINIA APPLICABLE TO CIVIL ACTIONS. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL VIRGINIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. THE DECISION OF THE ARBITRATOR SHALL BE

FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016,

Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act.

22. No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23. Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1 of this Agreement will be made no later than March 15, [•]. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

24. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

26. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements.

27. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

28. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the Commonwealth of Virginia.

29. Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within the twenty-one (21) day period set forth under Section 6 above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

30. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

31. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)	Employee has read this Agreement;

(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

BRIAN O’TOOLE, an individual

Dated:
Brian O’Toole

SPACEFLIGHT INDUSTRIES, INC.

Dated:	By:
[•]
[•]

EXHIBIT B

(CONFIDENTIALITY AGREEMENT)

SPACEFLIGHT INDUSTRIES, INC.

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT

As a condition of my employment with Spaceflight Industries, Inc. (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):

1. AT-WILL EMPLOYMENT

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

2. CONFIDENTIALITY

A. Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement limits employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B. Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide prior written notice to the President, CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in protected activity, as described in Section 14 below.

C. Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party and the Company.

D. Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

3. OWNERSHIP

A. Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, ideas, drawings, designs, logos, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions. I understand that any and all Inventions that I may work on with personnel of the Company’s subsidiaries or other affiliates constitute joint research between the Company and its subsidiaries or other affiliates, as applicable, for the purposes of 35 U.S.C. section 103(c)(2).

B. Pre-Existing Materials. I will inform the Company in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under Section 3.G (“Prior Inventions”) into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.

E. Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 1.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G. Exception to Assignments. I UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS (AS DEFINED UNDER SECTION 3.A ABOVE) TO THE COMPANY DO NOT APPLY TO ANY INVENTION THAT I DEVELOP ENTIRELY ON MY OWN TIME WITHOUT USING THE COMPANY’S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION, EXCEPT FOR THOSE INVENTIONS MEETING THE FOREGOING CRITERIA THAT EITHER (I) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF SUCH INVENTION TO THE COMPANY’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR

DEVELOPMENT OF THE COMPANY OR (II) RESULT FROM ANY WORK THAT I PERFORM FOR THE COMPANY. I WILL ADVISE THE COMPANY PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE CONSTITUTES AN INVENTION COVERED BY THE EXCEPTION TO ASSIGNMENT DESCRIBED IN THIS SECTION 3.G AND IS NOT OTHERWISE DISCLOSED ON EXHIBIT A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE.

4. CONFLICTING OBLIGATIONS

A. Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B. Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5. RETURN OF COMPANY MATERIALS

A. Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).

B. Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Company’s employee handbook and personnel records relating to my employment.

C. Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.

D. Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and if I locate such information I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.

E. No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.

6. TERMINATION CERTIFICATION

Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B.

7. NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

8. COVENANT NOT TO COMPETE AND NO SOLICITATION

A. Covenant Not to Compete. I agree that during the course of my employment and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not, in the same or similar role or scope as during my employment with the Company or in a role in which I directly or indirectly contribute my knowledge related to the Covered Business, without the prior written consent of the Company, whether paid or not: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of; or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate myself with, any business whose business, products or operations are in any respect involved in the Covered Business. For purposes of this Agreement, “Covered Business” shall mean any business in which the Company or the Company’s subsidiary, BlackSky Global, LLC (“BlackSky”), is engaged or in which the Company or BlackSky has plans to be engaged, or any service that the Company or BlackSky provides or has plans to provide. The foregoing covenant shall cover my activities in every part of the Territory. For purposes of this Agreement, “Territory” shall mean: (i) all counties in the Commonwealth of Virginia; (ii) all other states, commonwealths, or districts of the United States of America in which the Company or BlackSky provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company; and (iii) any other countries from which the Company or BlackSky maintains non-trivial operations or facilities, provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company. Should I obtain other employment during my employment with the Company or within twelve (12) months immediately following the termination of my relationship with the Company, I agree to provide written notification to the Company as to the name and address of my new employer, the position that I expect to hold, and a general description of my duties and responsibilities, at least three (3) business days prior to starting such employment.

B. No Solicitation.

(1) Non-Solicitation of Customers. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s or BlackSky’s business in any way. For purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s or BlackSky’s services at any time during the two-year period preceding the termination of my employment with the Company. I acknowledge and agree that the Customers did not use or inquire of the Company’s or BlackSky’s services, as applicable, solely as a result of my efforts, and that the efforts of other Company or BlackSky personnel and resources are responsible for the Company’s or BlackSky’s relationship with the Customers. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the any of the Company’s or BlackSky’s lists of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company and/or BlackSky, as applicable.

(2) Non-Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not directly or indirectly solicit, or attempt to solicit, any employee of the Company or BlackSky to leave their employment with the Company or BlackSky, as applicable, nor will I contact any employee of the Company or BlackSky, or cause an employee of the Company or BlackSky to be contacted, for the purpose of leaving employment with the Company or BlackSky, as applicable.

(3) Non-Solicitation of Others. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company or BlackSky at any time during the two-year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or BlackSky, as applicable, or not to proceed with, or enter into, any business relationship with the Company or BlackSky, nor shall I otherwise interfere with any business relationship between the Company or BlackSky and any such franchisee, joint venture, supplier, vendor or contractor.

C. Acknowledgements. I acknowledge that I will derive significant value from the Company’s and BlackSky’s agreement to provide me with Company Confidential Information and BlackSky’s Associated Third Party Confidential Information to enable me to optimize the performance of my duties to the Company, which such duties include provision of services to BlackSky. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company’s exclusive benefit and my obligations not to compete and not to solicit contained in subsections (A) and (B) above, is necessary to protect Company Confidential Information and BlackSky’s Associated Third Party Confidential Information and, consequently, to preserve the value and goodwill of the Company and BlackSky. I also acknowledge the time, geographic and scope limitations of my obligations under subsections (A) and (B) above are fair and reasonable in all respects, especially in light of the Company’s and BlackSky’s need to protect Company Confidential Information and BlackSky’s Associated Third Party Confidential Information and the scope and nature of the Company’s and BlackSky’s businesses, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company and BlackSky or solicit its or their customers, employees, or others during the period and within the Territory as described above. In the event of my breach or violation of this Section 8, or good faith allegation by the Company of my breach or violation of this Section 8, the restricted periods set forth in this Section 8 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this Section 8, has been duly cured or resolved, as applicable. I agree that nothing in this Section 8 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2.

D. Separate Covenants. The covenants contained in subsections (A) and (B) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsections (A) and (B) above. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of subsections (A) and (B) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9. CONFLICT OF INTEREST GUIDELINES

I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

10. REPRESENTATIONS

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11. AUDIT

I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media Systems. All information, data, and messages created, received, sent, or stored in Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Media Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Company Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

12. ARBITRATION AND EQUITABLE RELIEF

A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH ME, AND MY RECEIPT OF COMPENSATION AND OTHER COMPANY BENEFITS, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT I MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. I FURTHER AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, I MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN MY INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE LAWSUIT OR PROCEEDING. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE FAIR LABOR STANDARDS ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, BREACH OF CONTRACT, AND ANY STATUTORY OR COMMON LAW CLAIMS. I ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF ANY RIGHTS I MAY HAVE UNDER APPLICABLE LAW, SUCH AS THE SARBANES-OXLEY ACT, INCLUDING ANY RIGHTS PROHIBITING COMPULSORY ARBITRATION.

B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM THE COMPANY, PROVIDED, HOWEVER, THAT THE JAMS RULES SHALL NOT CONTRADICT OR OTHERWISE ALTER THE

TERMS OF THIS AGREEMENT. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. THE ARBITRATION SHALL APPLY THE FEDERAL RULES OF CIVIL PROCEDURE, EXCEPT TO THE EXTENT SUCH RULES CONFLICT WITH THE JAMS RULES. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UNDER THE FAA AND PURSUANT TO THE ARBITRATION PROVISIONS SET FORTH IN IN THE VIRGINIA UNIFORM ARBITRATION ACT, VA. CODE SECTION 8.01-577 ET SEQ. (THE “THE RULES”). I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION (“ARBITRATION COSTS”), EXCEPT AS PROHIBITED BY LAW, AND UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. I AGREE THAT THE ARBITRATOR SHALL CONSIDER AND SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE VIRGINIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE VIRGINIA LAW, VIRGINIA LAW SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I AGREE THAT ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN FAIRFAX COUNTY, VIRGINIA.

C. Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES OR THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONCOMPETITION OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION WITHOUT POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES WITHOUT REGARD FOR THE PREVAILING PARTY IN THE FINAL JUDGMENT, IF ANY. SUCH ATTORNEYS’ FEES AND COSTS SHALL BE RECOVERABLE ON WRITTEN DEMAND AT ANY TIME, INCLUDING, BUT NOT LIMITED TO, PRIOR TO ENTRY OF A FINAL JUDGMENT, IF ANY, BY THE COURT, AND MUST BE PAID WITHIN THIRTY (30) DAYS AFTER DEMAND OR ELSE SUCH AMOUNTS SHALL BE SUBJECT TO THE ACCRUAL OF INTEREST AT A RATE EQUAL TO THE MAXIMUM STATUTORY RATE.

E. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS

RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE VIRGINIA DIVISION OF HUMAN RIGHTS, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13. MISCELLANEOUS

A. Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth in Section 12 herein (to the extent governed by the FAA as indicated therein), this Agreement will be governed by the laws of the Commonwealth of Virginia without regard to Virginia’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than Virginia. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Virginia for any lawsuit filed against me by the Company.

B. Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.Error! Reference source not found.. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.

C. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. Survivorship. The rights and obligations of the Parties to this Agreement will survive termination of my employment with the Company.

14. PROTECTED ACTIVITY NOT PROHIBITED

I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit D.

[SIGNATURE PAGE TO SPACEFLIGHT INDUSTRIES, INC. AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT]

Date:	1/16/2019	Signature	/s/ Brian O’Toole

Brian O’Toole
Name of Employee (typed or printed)

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

No inventions or improvements

Additional Sheets Attached

Date:	1/16/2019	Signature	/s/ Brian O’Toole

Brian O’Toole
Name of Employee (typed or printed)

EXHIBIT B

SPACEFLIGHT INDUSTRIES, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Spaceflight Industries, Inc. (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me.

I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.

I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I also acknowledge that under the Agreement, for twelve (12) months from this date, I will not engage in any of the activities prohibited by Section 8 of the Agreement, including competition with the Company in the “Territory” defined in Section 8.A of the Agreement, and solicitation of employees, customers, vendors, consultants, collaborators, agents, and contractors of the Company. After leaving the Company’s employment, I will be employed by ___________________________________ in the position of ____________________________________________________.

Date:
Signature

Name of Employee (typed or printed)

Address for Notifications:

EXHIBIT C

SPACEFLIGHT INDUSTRIES, INC. CONFLICT OF INTEREST GUIDELINES

It is the policy of Spaceflight Industries, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is, or appears to be, a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees, customers, or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any other employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13. Engaging in any conduct that is not in the best interest of the Company.

Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in immediate termination of employment.

Nothing in these guidelines is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law, including any rights an employee may have under Section 7 of the National Labor Relations Act. Also, nothing in these guidelines limits or prohibits employees from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Employees may not disclose the Company’s attorney-client privileged communications or attorney work product.

EXHIBIT D

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”